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         Form of Network Agreement                                  Exhibit 6.2

THIS AGREEMENT is made and entered into by and between Alliance HealthCard Inc., a Georgia corporation, (hereinafter called "Alliance") and the contracting Provider Network identified in the Network Application (hereinafter called "Network").

WHEREAS, Alliance wishes to develop and market a network of contracted providers that HealthCard Members can use to access health care services not covered by health or other insurance;

WHEREAS, Network desires to participate in such network so that its services may be marketed to HealthCard Members;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

I.   OBLIGATIONS OF ALLIANCE

1.1 Alliance shall assume overall responsibility for the administration of the Alliance HealthCard program including network development, marketing, and other related activities.

1.2 Alliance shall maintain a current listing of all providers participating in the Alliance network.

1.3 Alliance shall market the services of providers to HealthCard Members through the issuance of directories and other materials identifying them as participants in the Alliance network. Such directories will be made available to HealthCard Members at the time of enrollment.

II.  OBLIGATIONS OF NETWORK

2.1 Network will make best efforts to insure that its Providers shall provide services and products to HealthCard Members that are standard and customary to the practice or business in which its Providers are engaged.

2.2 Network agrees to accept as reimbursement for contracted services to Alliance Members the reimbursement as outlined in Attachment A. These rates shall be extended to all HealthCard Members who provide full payment at time of service by cash, check or credit card. In applying these rates, Provider agrees not to markup his or her usual fees prior to applying the negotiated rate or to extend the rates to any individual whose participation as an Alliance Member has expired.

2.3 Network shall make billing and other records relating to this Agreement available to Alliance for inspection during normal working hours for up to two
(2) years after termination of this Agreement.

2.4 Network shall allow Alliance to use Network Provider names, addresses, specialties and other relevant information in directories and other marketing materials.

2.5 Network shall promptly notify Alliance of any changes in its business address or any other problem that will materially impair the ability of Network Providers to carry out the duties and obligations of this agreement.

III. WARRANTIES

3.1 Network warrants that the information contained in the Network Application is accurate and complete and that Network is duly licensed, certified, and authorized to deliver products and services in the state(s) where it conducts business.

3.2 Network warrants that it is aware that the Alliance HealthCard program is not a form of insurance and that Alliance is under no obligation to make any payment to Provider for any services or products utilized by HealthCard Members.

IV.  TERM AND TERMINATION

4.1 This Agreement shall commence on the date executed by Alliance. It shall remain in effect for a period of one (1) year and shall thereafter automatically renew for successive one-year terms.

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4.2 Either party may terminate this Agreement without cause with a 90 day written notice or 60 day notice for a material breach. This Agreement shall immediately terminate in the event that any license, certification or authorization that is required for Network to engage in his or her usual and customary business, is revoked, suspended or otherwise terminated. Alliance reserves the right to terminate any individual Network Provider at any time without cause.

V.   MISCELLANEOUS PROVISIONS

5.1 This Agreement and any addenda constitute the entire Agreement between Alliance and Provider with respect to matters contained herein and supersede all prior Agreements or representations, written or oral, relating to the subject matter hereof.

5.2 Any amendments to this Agreement shall be agreed to in writing by both parties.

5.3 None of the provisions of this Agreement are intended to create, or shall be deemed or construed to create, any relationship between the parties hereto other than that of independent contractors. Neither of other parties hereto, nor any of their respective directors, members, officers or employees, shall act as or be construed to be the agent, employee or representative of the other.

5.4 Either party may assign the Agreement in whole, or in part, with written notification to the other party. Alliance retains the expressed right to lease, sell, or assign its provider network under the terms of this Agreement.

5.5 Each party hereto agrees to indemnify and hold each other (including its directors, members, officers, and employees) harmless against any and all claims, damages, demands, liabilities and costs incurred by the other party, including attorney fees, resulting from any act or omission by or under the direction of the indemnifying party or its agents or employees relating to the subject matter of this Agreement.

5.6 Both parties shall use their best reasonable efforts to resolve any dispute arising under this Agreement before resorting to legal action thereafter. Where a dispute cannot be resolved informally, the parties agree to bring the dispute to the American Arbitration Association in the Atlanta office for resolution in accordance with applicable rules and procedures. Arbitration decisions will be considered binding and final.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year indicated below.


PROVIDER                                       ALLIANCE


_____________________________________          _______________________________
Signature                                      Signature


_____________________________________          _______________________________
Title (if applicable)                          Title


_____________________________________          _______________________________
Date                                           Date

_____________________________________
Tax ID#

THIS AGREEMENT is made and entered into by and between Alliance HealthCard Inc., a Georgia corporation, (hereinafter called "Alliance") and the contracting provider identified in the Provider Application (hereinafter called "Provider").

WHEREAS, Alliance wishes to develop and market a network of contracted providers that HealthCard Members can use to access health care services not covered by health or other insurance;

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WHEREAS, Provider desires to participate in such network so that his or her services may be marketed to HealthCard Members;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:



     OBLIGATIONS OF ALLIANCE

     1.1 Alliance shall assume overall responsibility for the administration of the Alliance HealthCard program including network development, marketing, and other related activities.

     1.2 Alliance shall maintain a current listing of all providers participating in the Alliance network.

     1.3 Alliance shall market the services of providers to HealthCard Members through the issuance of directories and other materials identifying them as participants in the Alliance network. Such directories will be made available to HealthCard Members at the time of enrollment.

     OBLIGATIONS OF PROVIDER

     2.1 Provider shall provide services and products to HealthCard Members that are standard and customary to the practice or business in which Provider is engaged.

     2.2 Provider agrees to discount his or her usual fees to HealthCard Members by the percentage specified below. The discount shall be extended to all HealthCard Members who provide full payment at time of service by cash, check or credit card. In applying the discount, Provider agrees not to markup his or her usual fees prior to applying the discount or extend the discount to any individual whose participation as a HealthCard Member has expired.

                                Discount:_____%

     2.3 Provider shall make billing and other records relating to this Agreement available to Alliance for inspection during normal working hours for up to two (2) years after termination of this Agreement.

     2.4 Provider shall allow Alliance to use his or her name, address, specialty and other relevant information in directories and other marketing materials.

III. WARRANTIES

     3.1 Provider warrants that the information contained in the Provider Application is accurate and complete and that he or she is duly licensed, certified, and authorized to deliver products and services in the state(s) where he or she practices or does business.

     3.2 Provider warrants that he or she is aware that the Alliance HealthCard program is not a form of insurance and that Alliance is under no obligation to make any payment to Provider for any services or products utilized by HealthCard Members.

IV.  TERM AND TERMINATION

     4.1 This Agreement shall commence on the date executed by Alliance. It shall remain in effect for a period of one (1) year and shall thereafter automatically renew for successive one-year terms.

     4.2 Either party may terminate this Agreement without cause with a 90 day written notice or 60 day notice for a material breach. This Agreement shall immediately terminate in the event that any license, certification or authorization that is required for Provider to engage in his or her usual and customary business, is revoked, suspended or otherwise terminated.

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V.   MISCELLANEOUS PROVISIONS

5.1 This Agreement and any addenda constitute the entire Agreement between Alliance and Provider with respect to matters contained herein and supersede all prior Agreements or representations, written or oral, relating to the subject matter hereof.

5.3 Any amendments to this Agreement shall be agreed to in writing by both parties.

5.3 None of the provisions of this Agreement are intended to create, or shall be deemed or construed to create, any relationship between the parties hereto other than that of independent contractors. Neither of other parties hereto, nor any of their respective directors, members, officers or employees, shall act as or be construed to be the agent, employee or representative of the other.

5.4 Either party may assign the Agreement in whole, or in part, with written notification to the other party. Alliance retains the expressed right to lease, sell, or assign its provider network under the terms of this Agreement.

5.5 Each party hereto agrees to indemnify and hold each other (including its directors, members, officers, and employees) harmless against any and all claims, damages, demands, liabilities and costs incurred by the other party, including attorney fees, resulting from any act or omission by or under the direction of the indemnifying party or its agents or employees relating to the subject matter of this Agreement.

5.6 Both parties shall use their best reasonable efforts to resolve any dispute arising under this Agreement before resorting to legal action thereafter. Where a dispute cannot be resolved informally, the parties agree to bring the dispute to the American Arbitration Association in the Atlanta office for resolution in accordance with applicable rules and procedures. Arbitration decisions will be considered binding and final.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year indicated below.


PROVIDER                                      ALLIANCE


_____________________________________         ________________________________
Signature                                     Signature


_____________________________________         ________________________________
Title (if applicable)                         Title


_____________________________________         ________________________________
Date                                          Date

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